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                                                                 Exhibit 10.18

Amendment to Credit Agreement

FOURTH AMENDMENT TO CREDIT AGREEMENT
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THIS FOURTH AMENDMENT is entered into as of May 14, 1997 by and between
MADE2MANAGE SYSTEMS, INC. (the "Borrower") and NBD Bank, N.A. (the "Bank").

WITNESSETH:

WHEREAS, Borrower and Bank have entered into a certain Credit Agreement dated as of June 9, 1995 as amended by First Amendment dated September 27, 1997, as amended by Second Amendment dated March 27, 1996, as amended by Third Amendment dated June 25, 1996, as amended (the "Agreement"); and

WHEREAS, the Borrower has requested and the Bank has agreed to an extension of the maturity date of Facility A described in the Agreement; and

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Section 1.1 of the Agreement is hereby amended to read as follows;

    1.1  FACILITY A. The Bank has approved an uncommitted Credit
         Authorization to the Borrower in the principal sum not to exceed $1,000,000.00 in the aggregate at any one time outstanding ("Facility A"). Credit under Facility A shall be in the form of disbursements evidenced by credits to the Borrower's account and shall be repayable as set forth in a Master Demand Business Loan Note executed concurrently (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section as the "Notes"). The proceeds of Facility A shall be used for the following purpose: working capital. Facility A shall expire on July 1, 1998 unless earlier withdrawn.

2. Upon execution of this agreement, the Borrower shall pay the Bank the following fees, all of which the Borrower acknowledges have been earned by the Bank: A Closing Fee of Two Thousand and 00/100 Dollars ($2,000.00 for Facility A, a Closing Fee of One Thousand Eight Hundred and 00/100
    Dollars ($1,800.00) for Facility D and a Closing Fee of Two Thousand Seven Hundred and 00/100 Dollars ($2,700.00) For Facility E.

3.  The following are added to the Agreement as Sections 1.4 and 1.5:

    1.4 FACILITY D (PURCHASE MONEY TERM LOANS AND LEASES). The Bank has approved an uncommitted Credit Authorization to the Borrower in the principal sum not to exceed $400,000.00 in the aggregate at any one time outstanding ("Facility D"). Facility D shall be in the form of loans and/or leases evidenced by the Borrower's notes on the Bank's form (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section as the "Notes"), the proceeds of which shall be used to purchase the following; telephone system. Interest on each loan shall accrue at a rate to be agreed upon by the Bank and the Borrower at the time the loan or lease is made. The maturity of each Note shall not exceed 60 months from the Note date. Notwithstanding the aggregate amount of Facility D stated above, the original principal amount of each loan or lease shall not exceed the lesser of 75% (100% for leases) of the cost of the equipment purchased with loan or lease proceeds or $400,000.00. Facility D shall expire on December 1, 1997 unless earlier withdrawn.

    1.5 FACILITY E (CONVERTING TO A TERM LOAN). The Bank has approved a credit facility to the Borrower in the principal sum not to exceed $600,000.00 in the aggregate at any one time outstanding ("Facility E"). Facility E shall be in the form of advances evidenced by the Borrower's Promissory Note. The proceeds of Facility E shall be used for the following purposes: acquisition of computers, workstations furniture and training room equipment. Interest on each loan shall accrue at a rate to be agreed upon by the Bank and the Borrower at the time the loan is made. Notwithstanding the aggregate amount of Facility E stated above, the original principal amount of each advance shall not exceed 75.0% of the cost of the equipment purchased with Facility B proceeds. Availability of advances under Facility E shall expire on May 1, 1998 unless earlier withdrawn, whereupon the outstanding balance of Facility E shall convert to a amortizing three (3) year term loan.

4.  Section 7.4 of the Agreement is hereby amended to read as follows:

    7.4 COLLATERAL AUDITS. Permit the Bank or its agents to perform semi-annual audits of the Collateral. The borrower shall compensate the Bank for those audits in accordance with the Bank's schedule of fees as may be amended from time to time. The Bank shall retain the right to inspect the Collateral and business records related to it at such times and at such intervals as the Bank may reasonably require.

5.  Section 7.6(C) of the Agreement is hereby amended to read as follows:

    The Borrower will furnish to the Bank...

    C. When Borrower has outstanding debt, within 15 days after and as of the end of each calendar month, the following, each certified as correct by one of its authorized agents:

         1) a list of accounts receivable, aged from date of invoice; and

         2) a borrowing base certificate in the form of Exhibit A; and

         3) a deferred revenue listing, indicating those that are subject to offset.

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6.  Sections 8.3(A), 8.3(B) and 8.3(H) of the Agreement are hereby amended to read as follows:

    The Borrower will not....

    A. TANGIBLE NET WORTH. Permit its Tangible Net Worth (plus Subordinated
       Debt) to be less than $1,500,000.00.

    B. LEVERAGE RATIO. Permit the ratio of its total liabilities to its Tangible Net Worth to exceed 2.70 to 1.00.

    H. WORKING CAPITAL. Permit its Working Capital to be less than $0.00.

7.  The following are added to the Agreement as Sections 8.3(I) and 8.3(J):

    The Borrower will not....

    J. DEBT AND/OR LEASES. Permit an aggregate total of debt and/or equipment leases other than that approved by the Bank to exceed $30,000.00.

8. Except as modified herein, the Agreement, as heretofore amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be entered into and effective as of the date first hereinabove written.

                               MADE2MANAGE SYSTEMS, INC.

                               By: /s/ Stephen R. Head V.P Finance  5/21/97
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                                   Printed name                       Title

                               NBD BANK, N.A.

                               By: /s/ Edward R. Selm
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                                   Edward R. Selm        Vice President


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